Exhibit 10.31

SEVERANCE AGREEMENT AND GENERAL RELEASE

FINLAY FINE JEWELRY CORPORATION, its parent corporation, affiliates, subsidiaries, successors, assigns, current and former employees, directors and agents (collectively "Finlay") and LESLIE PHILIP, whose address is 67 Orchard Street, Manhasset, NY 11030, hereby agree that:

1.           Your employment has terminated effective May 26, 2009 (the "Termination Date").  You have been paid your salary earned through the Termination Date in accordance with Finlay's regular payroll cycle (unless otherwise required by local law).

2.           Under Finlay's regular policies, you are eligible:

a.           To receive your vested accounts, if any, under the 401(k) plan.  You will receive more detailed information regarding your 401(k) benefits under separate cover.

b.           To receive payment for your accrued but unused vacation and personal days.

c.           If you are currently enrolled in Finlay's health insurance plans, to continue such health insurance coverage in accordance with COBRA, for a minimum of eighteen (18) months from the Termination Date, upon payment of the full applicable premiums.  You have received under separate cover more detailed information regarding insurance benefits under COBRA.  Nothing contained in this Severance Agreement and General Release (the "Agreement and Release") is intended to impair any of these rights.

3.           In consideration for signing this Agreement and Release, in lieu of any other severance, retention or bonus payments to which you might otherwise be entitled under Finlay’s regular policies, commencing on Finlay's regular pay date immediately following the last to occur of your execution of this Agreement and Release, the Termination Date and the Employee Irrevocability Date, you will receive, in six (6) installments, severance pay totaling twelve (12) weeks’ salary (i.e. $112,082.31), less applicable taxes and other withholding.

Notwithstanding anything herein to the contrary, the payment of any benefits hereunder in excess of two (2) months’ base salary (the “Mitigated Benefits”) shall be reduced by an amount equal to the gross amounts you received or earned as compensation, profits or otherwise from your employment or engagement in any business or activity with Finlay (excluding any investment income or capital gains) with respect to the same period for which such Mitigated Benefits are payable (“Other Income”).  As a condition to receipt of payment of the Mitigated Benefits, you shall, no later than seven (7) days prior to the date such payment is due, certify in writing to the Senior Vice President, Human Resources of Finlay, all amounts of Other Income earned by you during the preceding payroll period so that the appropriate offsets can be made.

You understand and agree that you would not receive the payment specified in this section "3" above, except for your execution of this Agreement and Release and the fulfillment of the promises contained herein.

4.           You understand that Finlay makes no representation as to the income tax treatment of any payments hereunder and that any and all payments (and all compensation, benefits and/or other payments previously made to you by Finlay) will be subject to such tax treatment and to such deductions, if any, as may be required under applicable tax laws.

You affirm that you have been paid and/or received all compensation, wages, bonuses, commission, and/or benefits, to which you may be entitled and that no other compensation, wages, bonuses, commissions and/or benefits are due to you except as provided in this Agreement and Release.

5.           a.You agree that you will take no action, which is intended, or would reasonably be expected to harm Finlay, to impair Finlay's reputation, or to lead to unwanted or unfavorable publicity to Finlay, nor will you disclose any confidential or proprietary information obtained by you during the course of your employment.

b.   In consideration of the terms hereof, you hereby agree and forever waive any claims you may have for re-employment by Finlay.

6.           It is expressly understood and agreed that this Agreement and Release and the effectuation of its terms do not constitute an admission or statement by any party that Finlay has acted unlawfully or is otherwise liable in any respect.  It is further agreed that evidence of this Agreement and Release, its terms or the circumstances surrounding the parties entering into this Agreement and Release, shall be inadmissible in any action or lawsuit of any kind, except for an action for alleged breach of this Agreement and Release.

7.           You agree not to disclose any information regarding the existence or substance of this Agreement and Release, except to an attorney with whom you choose to consult regarding your consideration of this Agreement and Release, your spouse/life partner or your tax advisor.

8.           You knowingly and voluntarily release and forever discharge Finlay, of and from any and all claims, known and unknown, which against Finlay you and your heirs, executors, administrators, successors and assigns (referred to collectively throughout this Agreement and Release as "you") have or may have as of the date of execution of this Agreement and Release, including, but not limited to, any alleged violation of:

*	The National Labor Relations Act, as amended;

*	Title VII of the Civil Rights Act of 1964, as amended;

*	Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

*	The Civil Rights Act of 1991;

*	The Age Discrimination in Employment Act of 1967, as amended;

*	The Employee Retirement Income Security Act of 1974, as amended;

*	The Immigration Reform and Control Act, as amended;

*	The Americans with Disabilities Act of 1990, as amended;

*	The Worker Adjustment and Retraining Notification Act, as amended;

*	The Occupational Safety and Health Act, as amended;

*	The Family and Medical Leave Act of 1993;

*	The Lilly Ledbetter Fair Pay Act of 2009;

*	The New York Human Rights Law, as amended;

*	The New York Equal Pay Law, as amended;

*	The New York Smokers' Rights Law, as amended;

*	The New York Equal Rights Law, as amended;

*	any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

*	any public policy, contract, tort, or common law; or

*	any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

9.           You affirm that you have not filed, caused to be filed or are presently a party to any claim, complaint, or action against Finlay in any form or forum.  You furthermore affirm that you have no known workplace injuries.

10.         You understand that if this Agreement and Release were not signed, you would have the right to voluntarily assist other individuals or entities in bringing claims against Finlay.  You hereby waive that right and you will not provide any such assistance other than assistance in an investigation or proceeding conducted by an agency of the United States government.  Moreover, you shall not be entitled to receive any relief, recovery or monies, including attorneys' fees, in connection with any complaint or charge brought against Finlay, without regard as to who brought any said complaint or charge.

11.         You acknowledge that you returned to Finlay on the Termination Date, your keys, identification and any other equipment, documents or materials belonging to Finlay that you had in your possession, including any lists of customer names, contact information and purchasing histories.

12.         In the event that you breach any provision of this Agreement and Release, Finlay will be entitled to obtain all relief provided by law or equity in addition to its attorneys' fees and costs, including instituting an action against you to obtain specific enforcement of the terms of this Agreement and Release.

13.         This Agreement and Release shall be binding on the parties and their respective successors and assigns.

14.         This Agreement and Release sets forth the entire agreement between the parties with respect to the subject matter herein and fully supersedes any and all prior agreements or understandings between them regarding such subject matter.  You acknowledge that you have not relied on any representations, promises, or agreements of any kind made to you in connection with your decision to accept this Agreement and Release except for those set forth in this Agreement and Release.

15.         This Agreement and Release may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement and Release.

16.         If any provision of this Agreement and Release should be held invalid or unenforceable by operation of law or by any tribunal of competent jurisdiction, or if compliance with or enforcement of any provision is restrained by such tribunal, the application of any and all provisions other than those which have been held invalid or unenforceable, shall not be effected, and the remainder of this Agreement and Release shall be in full force and effect.

17.         This Agreement and Release shall be governed and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law).  Any dispute arising hereunder shall be brought before a court of competent jurisdiction in the City, County and State of New York.

18.         You may revoke this Agreement and Release for a period of seven (7) calendar days following the day you execute this Agreement and Release.  Any revocation within this period must be submitted, in writing, to Deborah A. Dixon, and state, "I hereby revoke my acceptance of our Severance Agreement and General Release."  The revocation must be personally delivered to Ms. Dixon or her designee, or mailed to her at Finlay Fine Jewelry Corporation, 529 Fifth Avenue, 4th Floor, New York, NY  10017 and postmarked within seven (7) calendar days of execution of this Agreement and Release.  This Agreement and Release shall not become effective or enforceable until the revocation period has expired (the "Employee Irrevocability Date").  If the last day of the revocation period is a Saturday, Sunday or legal holiday in New York, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday.

19.         You represent and affirm that you are able to execute this Agreement and to waive any and all claims you have or may have against Finlay and that such execution and waiver are not affected or impaired by illness, use of alcohol, drugs or other substances.  You further represent and affirm that you have had an opportunity to consult with your health care provider to confirm your competency to execute this Agreement and Release and have either consulted with your health care provider and confirmed you are competent to execute this Agreement and Release or determined that it is not necessary to consult with your health care provider about this issue.

20.         Attached as Exhibit "A" is a list of the job titles and ages of all individuals eligible for the severance package.  Attached as Exhibit "B" is a list of the job titles and ages of all individuals ineligible for the severance package.

YOU ACKNOWLEDGE THAT YOU HAVE BEEN ADVISED IN WRITING THAT YOU HAVE AT LEAST FORTY-FIVE (45) CALENDAR DAYS TO CONSIDER THIS SEVERANCE AGREEMENT AND GENERAL RELEASE AND TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS SEVERANCE AGREEMENT AND GENERAL RELEASE.

YOU AGREE THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS SEVERANCE AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL FORTY-FIVE (45) CALENDAR DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS SEVERANCE AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE PAYMENT SET FORTH IN SECTION "3" ABOVE, YOU FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS SEVERANCE AGREEMENT AND GENERAL RELEASE INTENDING TO FOREVER WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST FINLAY.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily execute this Agreement and Release as of the date set forth below:

/s/ Leslie Philip
Leslie Philip

May 21, 2009
Date

FINLAY FINE JEWELRY CORPORATION

By	/s/ Deborah A. Dixon
Deborah A. Dixon, Sr. VP, H.R.

May 21, 2009
Date

EXHIBIT A

INDIVIDUALS ELIGIBLE AND/OR SELECTED FOR SEVERANCE PACKAGE

Position	Age	Position	Age
Financial Analyst	31	Marketing Assistant	26
Traffic Manager	50	Accountant	54
Marketing Coordinator	24	Merchandise Special Order Coordinator	27
Housekeeper and Office Services Support	60	Accounts Payable Associate	40
Accounts Payable Associate	53	Programmer/Analyst	52
Vendor Analyst	69	Merchandise Payables Supervisor	58
Loss Prevention Regional Investigator	49	Traffic Coordinator	28
Assistant Production Manager	28	Vendor Financial Relations Supervisor	47
Applications Manager, IS&T	67	UNIX Administrator	34
Assistant Merchandise Planner	23	Assistant Merchandise Buyer	45
Sr. Vendor Analyst	50	Director of Customer Relationship Management	34
Staffing Analyst	32	Employee Communications Coordinator & Recruiter	27
Assistant Merchandise Planner	26	Director of IT Architecture & Operations	46
Sr. Financial Analyst	41	VP of Expense Control & Profit Improvement	57
Data Center/MIS Manager	54	Staffing Analyst	33
Merchandise Planner	36	Assistant Merchandise Buyer	27
Merchandise Analyst	53	Administrative Assistant	43
Vendor Financial Relations Supervisor	35	Public Relations & Special Events Manager	31
Merchandise Special Order Coordinator	23	Programmer & Jr. DBA	65
HRIS & Sr. Sales Staffing Analyst	37	Programmer/Analyst	49
Sales & Use Tax Accountant	39	Jr. Tax Accountant	28
Moissanite Buyer	37	Merchandise Sr. Buyer	44
UNIX Sr. Systems Administrator	58	Assistant Merchandise Planner	22
Assistant Merchandise Planner	43	Accounts Payable Associate	38
Director of Repair	54	EVP, Merchandising	62
Moissanite Buyer	57	Assistant Merchandise Planner	25
Assistant Merchandise Buyer	26	Assistant Merchandise Buyer	24
Director of Training & Performance Management	42	Assistant Merchandise Planner	25
Accounts Payable Clerk	40	Loss Prevention Regional Investigator	45
Sr. Programmer/Analyst	40	Desktop Support Analyst	27
Staff Accountant	60	Special Events Buyer	39
Assistant Merchandise Planner	40	Vice President of Store Design & Construction	46
Programmer/Analyst	42	Merchandising Assistant	23
Vendor Analyst	41	Administrative Assistant	52
Assistant Marketing Manager	37	Administrative Assistant	43
Database Service Manager	47	Administrative Assistant	28
Sr. Graphic Designer	48	Merchandise Buyer	84
Executive Assistant to our President & CEO	51	Sr. Manager for Public Relations & Special Events	50
Assistant Merchandise Buyer	42	Assistant Special Events Buyer	25
Business Analyst Manager	34	Sr. Programmer/Analyst	44

EXHIBIT A (continued)

Position	Age	Position	Age
Benefits Administrator	45	Group Manager, Bon Ton	36
Administrative Assistant	59	Vice President/Group Manager, Macy's Central	50
Group Manager, Dillard's	45	Sr. Programmer/Analyst	45
Assistant Merchandise Planner	27	Applications Manager, IS&T	55
Director of Benefits	31	Sr. Programmer/Analyst	58
Senior Vice President of Operations & Loss Prevention	56	Executive Assistant to our Chairman	47
President & CEO	58	Senior Vice President of Human Resources	46
Director of Human Resources	46	Accountant	22
Assistant Merchandise Planner	26	Desktop Support & Telecomm Manager	52
Assistant Merchandise Planner	24	Systems Analyst	30
Merchandise Analyst	45	Loss Prevention Regional Investigator	49
Construction Manager	36	Vice President of Systems Development	51
Financial Analyst	35	Vice President, Secretary & General Counsel	51
Benefits Manager	46	Sr. Security Engineer/Architect	50
Vendor Analyst	53	Paralegal/Secretary	31
Merchandise Planner for Watches	41	Payroll Clerical	45
Clerical in our Finance Department	54	SQL DBA	42
Vendor Analyst	59	Accounts Payable Associate	62
Sales Audit	30	Sr. Manager/DBA	44
Payroll Supervisor	31	Systems Analyst	38
Vendor Analyst	64	Lab Technician	53
Vice President & DMM	47	Vendor Financial Relations Supervisor	36
Business Analyst	30	Technical Accounts Payable Manager	45
Loss Prevention Auditor	55	Computer Room Supervisor	50
Sr. Merchandise Planner	46	UNIX Administrator	50
Merchandise Buyer	29	Vice President & Controller	41
Associate Merchandise Buyer	45	General Accounting Supervisor	36
Loss Prevention Auditor	31	Assistant Controller & Sales Audit	59
Executive Assistant to Regional Vice President	64	Director of Vendor Financial Relations	58
Desktop Technician	37	Vice President of Tax	58
Assistant Merchandise Buyer	35

EXHIBIT B

INDIVIDUALS INELIGIBLE FOR SEVERANCE PACKAGE

Position	Age	Position	Age
System Analyst	35	Special Order Coordinator - Watches	45
System Analyst	35	Clerical - Ad Samples for Precious, Semi, & Pearls	67
Lease Administrator	32	Merchandise Coordinator	51
Production Manager	42	Clerical	54
Payroll Tax Accountant	52	Office Services Assistant	57
Budget & Staffing Analyst	28	Benefits Assistant	24
Supervisor, Expense Payables	51	Office Services Assistant	53
Programmer	41	Clerical - Received Merchandise	58
Art Director	33	Chairman & CEO	68
Supervisor, Sales Audit	44	EVP, Administration	54
Merch. Analyst - Richemont	33	SVP, CFO	57
Supervisor, Accounting	56	SVP, CIO	53
Merch. Analyst - Designer	38	RVP	51
Manager, Office Services	49	RVP/Group Manager	44
Associate Buyer Diamond Fashion	26	Applications Manager, IS&T	35
Coordinator, PR & Special Events	27	Assistant Tax Director	51
Merch Analyst - Dept. Store Diamonds	26	Director, Loss Prevention	62
Jr. Business Analyst	26	Director, Financial Reporting	38
Asst. Buyer Semi-Precious	23	Director, Group Operations	38
Asst. Buyer Bridal & Solitaire	23	Sr. Planner Bridal & Solitaire	53
Administrative Assistant	34	VP, Staffing	49
Tax Accountant	49	Director, Corporate Accounting	52
Telecomm Analyst	37	Manager, Vendor Financial Relations	55
Vendor Analyst	53	Marketing Director	47
Staff Accountant - Gen. Accounting	36	Asst. Controller, Payroll	58
Fixed Assets Auditor	59	Buyer Precious & Semi	40
A/P Associate - Expense	58	Director, Credit	63
A/P Associate - Merch. Payables	61	Planner - Gold Dept. Store	49
HR Assistant	26	Assistant Director, Loss Prevention	47
Administrative Assistant	47	Cash Manager	46
Accountant	28	Buyer - Gold Dept. Store	33
Jr. Accountant	34	Associate Buyer Diamond Fashion	25
Clerical	41	Group Manager - Gottschalk's	37